Exhibit 23.1

We have issued our opinion dated March 31, 2008 accompanying the consolidated financial statements included in the Annual Report of New Concept Energy, Inc. (Formerly CabelTel International Corporation) on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of New Concept Energy, Inc. (Formerly CabelTel International Corporation) on Form S-8 (File No. 33-50868 and 33-33985).

/s/ FARMER, FUQUA & HUFF, P.C.

Plano, Texas

March 31, 2008